                                                                      EXHIBIT 11

                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                      (in thousands, except per share data)

                                                                       FISCAL YEAR
                                                   ----------------------------------------------------
                                                     1999       1998       1997       1996       1995
                                                   --------   --------   --------   --------   --------
BASIC
-----
Weighted average number of shares outstanding ..     39,339     38,895     38,578     38,536     38,536
                                                   ========   ========   ========   ========   ========
Net income (loss) before cumulative effect of
  change in accounting principle ...............   $ 52,052   $ 38,062   $ 25,790   $ 15,039   $    (34)
Cumulative effect of change in accounting
  principle ....................................         --         --         --         --        178
                                                   --------   --------   --------   --------   --------
Net income (loss) applicable to common shares ..   $ 52,052   $ 38,062   $ 25,790   $ 15,039   $   (212)
                                                   ========   ========   ========   ========   ========

Per share amounts
  Net income (loss) before cumulative effect of
    change in accounting principle .............   $   1.32   $   0.98   $   0.67   $   0.39   $  (0.00)
  Cumulative effect of change in accounting
    principle ..................................         --         --         --         --       0.01
                                                   --------   --------   --------   --------   --------
Net income (loss) per share ....................   $   1.32   $   0.98   $   0.67   $   0.39   $  (0.01)
                                                   ========   ========   ========   ========   ========

DILUTED
-------
Weighted average number of shares outstanding
and diluted common share equivalents ...........     40,907     40,407     39,537     38,558     38,536
                                                   ========   ========   ========   ========   ========
Net income (loss) before cumulative effect of
  change in accounting principle ...............   $ 52,052   $ 38,062   $ 25,790   $ 15,039   $    (34)
Cumulative effect of change in accounting
  principle ....................................         --         --         --         --        178
                                                   --------   --------   --------   --------   --------
Net income (loss) applicable to common shares ..   $ 52,052   $ 38,062   $ 25,790   $ 15,039   $   (212)
                                                   ========   ========   ========   ========   ========
Per share amounts
  Net income (loss) before cumulative effect of
    change in accounting principle .............   $   1.27   $   0.94   $   0.65   $   0.39   $  (0.00)
  Cumulative effect of change in accounting
    principle ..................................         --         --         --         --       0.01
                                                   --------   --------   --------   --------   --------
Net income (loss) per share ....................   $   1.27   $   0.94   $   0.65   $   0.39   $  (0.01)
                                                   ========   ========   ========   ========   ========